SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 9, 1999

     AVITAR, INC.
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    (Exact name of registrant as specified in its charter)



      Delaware                  0-20316        06-1174053
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 (Sate or other jurisdiction   (Commission      (IRS Employer
 of incorporation)            File Number)    Identification No.)


  65 Dan Road, Canton, MA                              02021
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(Address of Principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (781) 821-2440

Item 2.  Acquisition or Disposition of Assets

On July 9, 1999 the Registrant acquired all the outstanding capital stock of United States Drug Testing Laboratories, Inc ("USDTL") in exchange for approximately 2 million restricted shares of common stock of the Registrant. The amount of consideration was determined by arm's length negotiation between Registrant and the majority shareholders of USDTL, taking into account the revenues and prospects for USDTL. The Registrant acquired the outstanding capital stock of USDTL from its shareholders Veronica Lewis, Douglas Lewis and Christine Moore. In connection with Registrant's acquisition of USDTL, Douglas Lewis and Christine Moore have entered into Employment Agreements.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired.

   (4) The financial statements of the acquired business shall be filed as Exhibits to an amended Form 8-K report on or before September 22, 1999.

(b) Pro forma financial information.

   (2) The pro forma financial information of the acquired business, if required, shall be filed as Exhibits to an amended Form 8-K report on or before September 22, 1999.

(c) Exhibits.

   (2) Purchase and Sale Agreement (Dated as of June 30, 1999) between Registrant and shareholders of acquired business.




                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              AVITAR, INC.
                                              (Registrant)


Date:     July 14, 1999                 By:/s/J.C.LEATHERMAN
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                                        J.  C.  Leatherman
                                        Chief Financial Officer